                                                                     EXHIBIT 1.1


                        ALL AMERICAN SEMICONDUCTOR, INC.

                        4,550,000 SHARES OF COMMON STOCK

                                ($.01 PAR VALUE)


                             UNDERWRITING AGREEMENT


                               _____________,1995


Lew Lieberbaum & Co., Inc.
600 Old Country Road
Garden City, New York 11530

Dear Sirs:

         All American Semiconductor, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with you as the Underwriter (the "Underwriter") as follows:

         1.   Description of Securities.


         (a) The Company proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriter 4,550,000 shares (the "Firm Shares") of its common stock, par value $.01 per share (the "Common Stock"). The Company also proposes to grant to the Underwriter an option to purchase up to an additional 682,500 shares of Common Stock (the "Option Shares"). The offering of Firm Shares and Option Shares contemplated hereby is sometimes referred to herein as the "Offering." The Firm Shares and the Option Shares are herein collectively referred to as the "Shares."


         (b) At the closing of the sale referred to in Section 4, the Company will also sell to the Underwriter and/or its designees, for a total purchase price of $10.00, warrants (the "Underwriter's Warrants") to purchase one share of Common Stock for every ten shares of Common Stock sold in the Offering at a price equal to ____$ per share of Common Stock purchased (140% of such price to the public). The Underwriter's Warrants shall be non-exercisable and non-transferable other than to (i) officers of the Underwriter, and (ii) members of the selling group and their officers or partners, for a period of 12 months following the Effective Date (defined below). Thereafter, the Underwriter's Warrants are exercisable and transferable for a period of four years. If the Underwriter's Warrants are not exercised during their term, they shall by their terms, automatically expire. At the request of the holders of a majority of the Underwriter's Warrants, the Underwriter's Warrants and the shares of Common Stock issuable upon exercise of the Underwriter's Warrants, in whole or in part, shall be registered for sale to the public at the Company's sole cost and expense. The holders of a majority of the Underwriter's Warrants may make a second demand that the Underwriter's Warrants and the Common Stock issuable upon exercise of the Underwriter's Warrants, in whole or in part, be registered for sale to the public, at the cost and expense of such holders.

         2. Representations, Warranties and Agreements of the Company. The Company represents, warrants, and covenants with the Underwriter that:


                 (a) The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-1 (File No. 33-58661), including a preliminary prospectus (the "Preliminary Prospectus"), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). The Company will file further amendments to said the registration statement in the form to be delivered to the Underwriter and will not, before the registration statement becomes effective, file any other amendment thereto to which the Underwriter shall have objected in writing after having been furnished with a copy thereof. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein), is hereinafter called the "Registration Statement" and the prospectus, in the form filed with the Commission pursuant to Rule 424 (b) of the General Rules and Regulations of the Commission under the Act (the "Regulations") or, if no such filing is made, the definitive prospectus used in the Offering, is hereinafter called the "Prospectus." The term "preliminary prospectus" shall mean any prospectus included in the Registration Statement prior to the time the same is declared effective (the "Effective Date") by the Commission or such other prospectus as described in Rule 430 of the Regulations. The Company has delivered to you copies of each preliminary prospectus as filed with the Commission and has consented to the use of such copies for the purposes permitted by the Act.

                 (b) The Commission has not issued any orders preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus has complied with and conformed in all material respects with the requirements of the Act and the Regulations and has not included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (c) When the Registration Statement becomes effective under the Act and at all times subsequent thereto up to and including the Closing Date (hereinafter defined) and the Option Closing Date (hereinafter defined) and for such longer periods as a Prospectus is required to be delivered pursuant to the Act (but in no event more than 180 days after the Effective
Date) in connection with the sale of the Shares by the Underwriter, the Registration Statement and the Prospectus, and any amendment thereof or supplement thereto, will contain all material statements which are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects comply with and conform to the requirements of the Act and the Regulations and the Registration Statement, and any amendment or supplement thereto, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus and any supplement thereto will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by you, expressly stated for use in connection with the preparation of the Registration Statement or





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


Prospectus, or in any amendment thereof or supplement thereto. It is understood and acknowledged by the Company that the statements set forth under the heading "Underwriting" in the Prospectus with respect to the amounts of the selling concession and reallowance and the information regarding Sheldon Lieberbaum set forth in the Prospectus under the heading "Management" constitute the only information furnished in writing by or on behalf of the Underwriter for use in connection with the preparation of the Registration Statement and Prospectus.

                 (d) The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Registration Statement (the "subsidiaries"). The Company and each of its subsidiaries is, and at the Closing Date and the Option Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each of its subsidiaries is and at the Closing Date and the Option Closing Date will be duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which their ownership or leasing of any properties or the character of their operations requires such qualification or licensing. The Company and each of its subsidiaries has, and at the Closing Date and the Option Closing Date will have, all requisite power and authority (corporate or other), and the Company and its subsidiaries, have all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies to own or lease their properties and to conduct their business as is described in the Prospectus except those that would not materially and adversely effect the Company and its subsidiaries taken as a whole. The Company and its subsidiaries are doing business and have been doing business during the period described in the Registration Statement in compliance with all such authorizations, approvals, orders, licenses, certificates and permits and in compliance in all material respects with all federal, state and local laws, rules and regulations concerning the business in which the Company and its subsidiaries are engaged. The disclosures in the Registration Statement, if any, concerning the effects of federal, state and local regulation on the Company's business and that of its subsidiaries, as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact. The Company has all requisite power and authority (corporate and other) to enter into this Agreement, to issue, sell and deliver the Shares and the Underwriter's Warrants to be delivered by the Company in accordance herewith and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained or will have been obtained prior to the Closing Date, provided, however, the Underwriter acknowledges and agrees that on the date hereof the Company does not have the authorized and unissued shares of Common Stock (after taking into account the Shares) to be able to issue any of the shares of Common Stock underlying the Underwriter's Warrants.

                 (e) This Agreement has been duly and validly authorized and executed by the Company and constitutes a legal valid and binding obligation of the Company, enforceable in accordance with its terms subject as to such enforceability to applicable bankruptcy and insolvency laws. The Shares to be sold in the Offering and the Underwriter's Warrants (but not the Shares of Common Stock underlying the Underwriter's Warrants) to be issued and sold by the Company pursuant to this Agreement, have been duly authorized and, when issued and paid for in accordance with this Agreement the Shares will be validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof. The Shares and Underwriter's Warrants are not and will not be subject to the preemptive rights of any stockholder of the Company or similar contractual rights to purchase securities issued by the Company. All of the issued and outstanding capital stock of the Company's subsidiaries has been duly and validly issued and is fully paid and nonassessable and was not issued in violation of preemptive rights and is owned directly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, voting trust, shareholders agreement or other defect of title other than the security interest therein held by Sun Bank/Miami National Association, as described in the Registration Statement. There are no options, warrants or other purchase rights, or any other claims respecting issuances of additional securities of each such subsidiary.

                 (f) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof by the Company will not conflict with, result in a breach or violation of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or bylaws of the Company or any of its subsidiaries or of any evidence of indebtedness, lease, mortgage, indenture, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties is bound, or under any applicable statute, law, rule, regulation, judgment, order or decree of any government, professional advisory body, administrative agency or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or their properties, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries. No consent, approval, authorization or order of any court or governmental or other regulatory agency or body is required for the consummation by the Company of the transactions on its part herein contemplated, including the issuance, sale and delivery of the Shares and the Underwriter's Warrants, except for the order of the Commission making the Registration Statement effective and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriter and except that the Company does not have the authorized and unissued shares of Common Stock (after taking into account the Shares) to be able to issue any of the shares of Common Stock underlying the Underwriter's Warrants.

                 (g) Subsequent to the date hereof, and prior to the Closing Date and the Option Closing Date, the Company will not issue pursuant to a private or public sale and private or public offering any equity securities except that the Company (i) may issue Common Stock in satisfaction of outstanding options, warrants and other rights as described in the Registration Statement; (ii) may issue equity securities in connection with a merger, consolidation or acquisition; and (iii) may issue the Shares to the Underwriter hereunder. Except as described in the Registration Statement and the Prospectus and except for any options issued pursuant to its stock option plan, as amended, the Company does not have, and at the Closing Date and at the Option Closing Date will not have outstanding, any options to purchase or rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell shares of its preferred stock, Common Stock or any options, warrants, convertible securities or obligations.





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

                 (h) The financial statements and notes thereto and the supporting schedules included in the Registration Statement and the Prospectus fairly present the financial position and the results of operations of the Company and its subsidiaries at the respective dates and for the respective periods to which they apply; and all such financial statements and notes have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial and other information appearing the Prospectus under the captions "Summary Financial Data", "Capitalization", "Selected Consolidated Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations" present fairly the information purported to be shown therein on the basis stated in the Prospectus as of the dates and for the periods indicated. No other financial statements or schedules of the Company or any other entity are required by the Act or Regulations to be included in the Registration Statement or the Prospectus other than as set forth in the Registration Statement.

                 (i) Neither the Company nor any of its subsidiaries is, and at the Closing Date and at the Option Closing Date neither will be, in violation or breach of, or default in, the due performance and observance of any term, covenant or condition of its Credit Agreement (as defined in the Prospectus) or lease for its corporate headquarters or of any material term, covenant or condition of any other indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company or any such subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of the property or assets of the Company or its subsidiaries is subject. The Company has not and will not have taken any action in violation of the provisions of its Articles of Incorporation or the Bylaws or, to the best of its knowledge, any law, statute or any order, rule or regulation of any court or regulatory authority or governmental body having jurisdiction over or applicable to the Company, any of its subsidiaries or their, business or properties.

                 (j) The Company and each of its subsidiaries has, and at the Closing Date and the Option Closing Date will have, good and marketable title to all properties and assets described in the Prospectus and in the consolidated financial statements as owned by it, free and clear of all liens, charges, encumbrances, claims, security interests, restrictions and defects of any material nature to the Company and its subsidiaries taken as a whole whatsoever, except such as are described or referred to in the Prospectus and liens for taxes not yet due and payable. The lease relating to the Company's headquarters and all of the other leases and subleases under which the Company or any of its subsidiaries is the lessor or sublessor of any material assets or properties or under which the Company or any of its subsidiaries hold any material properties or assets as lessee as described in the Prospectus are, and will on the Closing Date and the Option Closing Date be, in full force and effect, and except as described in the Prospectus neither the Company nor any of its subsidiaries is and will not be in default in respect to any of the material terms or provisions of any of such leases or subleases and no material claim has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company or any of its subsidiaries to continue possession of such leased or subleased premises or assets under any such lease or sublease except as described or referred to in the Prospectus. The Company and each of its subsidiaries owns or leases all such properties as are necessary to its operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus.


                 (k) The authorized, issued and outstanding capital stock of the Company as of March 31, 1995 and as of the date of this Agreement is as set forth in the Prospectus under "Capitalization". All of the shares of issued and outstanding capital stock of the Company have been duly authorized, validly issued and are fully paid and non-assessable with no personal liability to the ownership thereof and were not issued in violation of or subject to any preemptive rights or similar contractual rights to purchase securities issued by the Company. Except as set forth in the Prospectus or otherwise pursuant to the Company's stock option plan, no options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company. The Shares and the Underwriter's Warrants and all such options and warrants conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus.

                 (l) Except as described in the Prospectus, neither the Company nor its subsidiaries owns or controls any capital stock or securities of, or have any ownership or proprietary interest in, or otherwise participate in any other corporation, partnership, joint venture, firm, association or business organization which is a material part of the Company's or its subsidiaries' business or operations.

                 (m) Lazar, Levine & Company LLP (LL&C") has certified and reported on the financial statements of the Company for the years ended December 31, 1994, December 31, 1993 and December 31, 1992 with respect to the Company and its subsidiaries all of which are filed with the Commission as a part of the Registration Statement. LL&C are independent accountants with respect to the Company and its subsidiaries as required by the Act and the Regulations.

                 (n) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date and the Option Closing Date, except as set forth in the Registration Statement and the Prospectus, (i) there has been no material adverse change in, or any fact known to the Company which could reasonably be expected to have a material adverse effect on, the business, prospects, properties, assets, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business; (ii) since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, other than accounts payable and other obligations incurred in the ordinary course of business that are not material to the Company and its subsidiaries taken as a whole; (iii) neither the Company nor any or its subsidiaries has entered into any transactions, other than those in the ordinary course of business, that are material to the Company and any of its subsidiaries taken as a whole; (iv) the Company has not purchased any of its capital stock and there has been no dividend or distribution of any kind declared, made





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or paid by the Company on any class of its capital stock; and (v) there has not been (A) any change in the capital stock of the Company or any of its subsidiaries other than the exercise of options, warrants or rights reflected in the Registration Statement and the Prospectus as outstanding or granted pursuant to the Company's stock option plan, as amended or (B) any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company (other than the grant of options under the Company's stock option plan as described in the Registration Statement and the Prospectus, each in the ordinary course of business).

                 (o) There is no litigation or governmental proceeding pending or to the knowledge of the Company threatened against, or involving the properties or business of the Company or any of its subsidiaries or any of its or their officers and directors which might materially and adversely affect the value, assets or the operation of the properties or the business of the Company and any of its subsidiaries taken as a whole. Further, there are no actions, suits or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion or race, nor is the Company or any of its subsidiaries charged with or, to the Company's knowledge, under investigation with respect to any violation of any statutes or regulations of any regulatory authority having jurisdiction over their business or operations. No labor disturbances by the employees of the Company or any of its subsidiaries exist or, to the knowledge of the Company, have been threatened which would have a material adverse effect on the Company and its subsidiaries taken as a whole.


                 (p) Each of the Company and its subsidiaries has, and at the Closing Date and at the Option Closing Date will have, filed all federal, state and foreign income and franchise tax returns required to be filed by them and all such returns are true, correct and complete in all material respects. The Company and each of its subsidiaries has paid all taxes which were required to be paid by it except for any such tax that currently is being contested in good faith or as described in the Prospectus. All tax liabilities are adequately provided for on the books of the Company. The Company has not received notice of any material proposed additional tax assessments against it or any of its subsidiaries.


                 (q) Neither the Company nor any of its subsidiaries or their respective executive officers and directors on behalf of the Company or its subsidiaries has at any time (i) made any contribution to any candidate for political office, or failed to disclose fully any such contribution, in violation of law, or (ii) made any payment to any state, federal, foreign governmental or professional regulatory agency, officer or official or other person charged with similar public, quasi-public or professional regulatory duties, other than payments or contributions required or allowed by applicable law.

                 (r) Except as set forth in the Registration Statement, neither the Company or any of its subsidiaries nor any officer, director, employee or agent of the Company or its subsidiaries has directly or indirectly made any payment or transfer of any funds or assets of the Company or conferred any personal benefit by use of the Company's or its subsidiaries' assets or received any funds, assets or personal benefit, in each case in violation of any law, rule or regulation.





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                 (s)  On the Closing Date and on the Option Closing Date, all
transfer or other taxes, if any (other than income taxes) which are required to be paid, and are due and payable, in connection with the sale and transfer of the Shares by the Company to the Underwriter will have been fully paid or provided for by the Company as the case may be, and all laws imposing such taxes will have been fully complied with.

                 (t) There are no contracts, agreements, instruments or other documents of the Company or any of its subsidiaries which are of a character required to be described in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement which have not been so described or filed. Each loan, advance and guarantee of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company or its subsidiaries or any of the members of the families of any of them required to be described in the Registration Statement or the Prospectus has been described therein in compliance with the requirements of the Act, Form S-1 and the Regulations.

                 (u) The Company intends to apply the proceeds from the sale of the Shares sold by it for the purposes and in the manner set forth in the Registration Statement and Prospectus under the heading "Use of Proceeds."


                 (v) The Company and each of its subsidiaries owns or possesses the requisite licenses or rights to use all material trademarks, service marks, service names, trade names, patents and technology necessary to conduct its business in all material respects as described in the Prospectus. There is no claim or action by any person pertaining to or proceeding pending, or to the knowledge of the Company, threatened, which challenges the exclusive right of the Company with respect to the use of its name or with respect to any trademarks, service marks, service names, trade names, patents or technology used in the conduct of any material aspect of the Company's and its subsidiaries business taken as a whole. The Company has no knowledge of any infringement by it of any trademarks, servicemarks, tradenames, patents or technology of others which would have a material adverse effect on the Company and its subsidiaries taken as a whole.


                 (w) The Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(1) transactions are executed in accordance with management's general or specified authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with managements general or specific authorizations; and (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (x) The Company has timely filed with the Commission all documents required to be filed by its under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder, and at the time such documents were filed, they (i) complied in all material respects with the applicable provisions of the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under





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


which they were made, not misleading. The Common Stock currently outstanding is quoted on and the Shares to be sold under this Agreement to the Underwriter are duly authorized for quotation on The Nasdaq Stock Market, subject only to notice of issuance.


                 (y) Neither the Commission nor the "blue sky" or securities authority of any jurisdiction has issued an order (a "Stop Order") suspending the effectiveness of the Registration Statement, preventing or suspending the use of any preliminary prospectus, the Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Shares, nor, to the knowledge of the Company, have any such authorities instituted or threatened to institute any proceedings with respect to a Stop Order.

                 (z) Each of the Company and its subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for its business, including but not limited to, general liability insurance, product liability insurance and insurance covering real and personal property owned or leased by the Company or its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.


                 (aa) There are no rights of return or other agreements between the Company or any of its subsidiaries, on the one hand, and any customer of the Company or any of its subsidiaries, on the other hand, that would cause any sales reflected in the Company's financial statements included in the Prospectus to fail to qualify as sales in accordance with generally accepted accounting principles or the Company's revenue recognition policy as reflected in the audited financial statements included in the Prospectus. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth therein, neither the Company nor any of its subsidiaries has received notification of the termination of any material distribution agreement to which the Company or any of its subsidiaries is a party, or become aware of any facts indicating that any such termination is being contemplated, which when terminated would have a material adverse effect on the Company and its subsidiaries taken as a whole, and neither the Company nor any of it subsidiaries has received notification that any material customer of the Company or any of its subsidiaries is planning to cease such purchases or to reduce such purchases materially, which when ceased or reduced would have a material adverse effect on the Company and its subsidiaries taken as a whole.


                 (bb) No holder of any securities of the Company or any other person has rights that have not been satisfied or waived to require registration of any securities because of the filing or effectiveness of the Registration Statement or otherwise in connection with the sale of the Shares or Underwriter's Warrants contemplated hereby.

                 (cc) None of the Company, any of its directors, officers or controlling persons has taken and at the Closing Date and the Option Closing Date, none will have taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of the Shares or the Company's Common Stock.

                 (dd) Except pursuant to this Agreement, there are no claims for services in the nature of a finder's or broker's or agent's fee or commission with respect to the sale of the Shares hereunder or the consummation of the transactions contemplated hereby.


                 (ee) No right of first refusal exists with respect to any sale of securities by the Company, except as and to the extent contained in this Agreement.

                 (ff) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriter was, when made, or as of the Closing Date or as of the Option Closing Date will be inaccurate, untrue or incorrect in any material respect.


                 (gg) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

                 (hh) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Act or the Regulations to be described in the Prospectus which is not so described.

         3. Further Covenants of the Company. The Company covenants and agrees with the Underwriter that:

                 (a) It shall promptly deliver to the Underwriter, without charge, two fully signed copies of each Registration Statement and of each amendment or supplement thereto, including all financial statements and exhibits and such number of conformed copies of such Registration Statement and any such amendments or supplements as the Underwriter may reasonably request.


                 (b) The Company has delivered to the Underwriter, without charge, as many copies as it has requested of each Preliminary Prospectus heretofore filed with the Commission in accordance with and pursuant to the Commission's Rule 430 under the Act and will deliver to the Underwriter and to any Selected Dealer (as hereinafter defined), without charge, on the Effective Date of the Registration Statement, and thereafter from time to time during such reasonable period as the Underwriter may request (but in no event more than 180 days after the Effective Date) if, in the opinion of counsel for the Underwriter, the Prospectus is required by the Act to be delivered in connection with sales by an Underwriter or a dealer, as many copies of the Prospectus (and, in the event of any amendment of or supplement to the Prospectus, of such amended or supplemented Prospectus) as the Underwriter may request for the purposes contemplated by the Act. The Company will take all necessary actions to furnish to whomever the Underwriter may direct, when and as requested by the Underwriter, all necessary documents, exhibits, information, applications, instruments and papers as may be reasonably required or, in the opinion of counsel to the Underwriter, desirable in order to permit or facilitate the sale of the Shares.

              (c) The Company has authorized the Underwriter to use, and make available for use by prospective dealers, the Preliminary Prospectus, and authorizes the Underwriter, all dealers selected by the Underwriter in connection with the distribution of the Shares (the "Selected Dealers") to be purchased by the Underwriter and all dealers to whom any of such Shares may be sold by the Underwriter or by any Selected Dealer, to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Shares in accordance with the applicable provisions of the Act, the applicable Regulations and applicable state law, until completion of the distribution of the Shares and for such longer period as the Underwriter may request if the Prospectus is required under the Act, the applicable Regulations or applicable state law to be delivered in connection with sales of the Shares by the Underwriter or the Selected Dealers.


                 (d) The Company will use its best efforts to cause the Registration Statement to become effective at the earliest possible time and will notify you immediately, and will confirm the notice in writing: (i) when the Registration Statement or any post-effective amendment thereto becomes effective; (ii) of the issuance by the Commission of any Stop Order or of the initiation or the threatening of any proceedings for that purpose; (iii) of the suspension of any qualification or registration of the Shares or the Underwriter's Warrants, or underlying securities, for offering or sale in any jurisdiction or of the initiating or the threatening of any proceedings for that purpose; (iv) of the receipt of any comments by the Company or any of its agents from the Commission; (v) of any request by the Commission for any amendment of or supplement to the Registration Statement or Prospectus or for any additional information; and (vi) of the happening of any event which makes any statement of a material fact contained in the Registration Statement untrue or which requires the making of additional changes in the Registration Statement or Prospectus in order to make the statements made therein not misleading. The Company shall use its best efforts to prevent the issuance of any Stop Order and, if the Commission shall enter a Stop Order at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

                 (e) During the time when a prospectus relating to the Shares is required to be delivered under the Act, the Company shall comply with all requirements imposed upon it by the Act (but in no event more than 180 days after the Effective Date) and the Exchange Act, as now and hereafter amended and by the Regulations, as from time to time in force, as necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If at any time when a prospectus relating to the Shares is required to be delivered under the Act (but in no event more than 180 days after the Effective Date), any event shall have occurred as a result of which, in the opinion of the Company or counsel for the Underwriter, the Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the Regulations, the Company shall notify the Underwriter promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to the Underwriter) which will correct such statement or omission or will effect such compliance and the Company will use its best efforts to have any such amendment declared effective as soon as possible and will furnish to the Underwriter copies thereof.

                 (f) The Company shall in cooperation with the Underwriter, at or prior to the time the Registration Statement becomes effective, qualify or register the Shares for offering and sale under the securities laws or blue sky laws of such jurisdictions as the Underwriter may designate and maintain such qualification or registration in effect for so long as required for the distribution thereof. In each jurisdiction where such qualification or registration shall be effected, the Company shall, unless the Underwriter agrees that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction.

                 (g) The Company shall make generally available to its security holders and to the Underwriter, as soon as practicable, but in no event later than the first day of the fifteenth full calendar month following the Effective Date of the Registration Statement, an earnings statement of the Company, which shall be in reasonable detail but which need not be audited, covering a period of at least twelve months beginning after the Effective Date of the Registration Statement, which earnings statements shall satisfy the requirements of Section 11(a) of the Act and the Regulations as then in effect. The Company may discharge this obligation in accordance with Rule 158 of the Regulations.


                 (h) During the period of five years commencing on the Effective Date of the Registration Statement, the Company shall furnish to its stockholders an annual report (including financial statements audited by its independent public accountants), in reasonable detail, and, at its expense, shall furnish the Underwriter if so requested (i) within 105 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its then consolidated subsidiaries for such year, and consolidated statements of operations, stockholder's equity and cash flows of the Company and its consolidated subsidiaries for the fiscal year then ended all in reasonable detail and all certified by independent accountants (within the meaning of the Act and the Regulations; provided, however, that, in lieu thereof the Company can furnish the Underwriter a copy of its Form 10-K for the applicable fiscal year as filed with the Commission, (ii) within 50 days after the and of each of the first three fiscal quarters of each fiscal year, similar balance sheets as of the end of such fiscal quarter and similar statements of operations and cash flows for the fiscal quarter then ended, all in reasonable detail, and subject to year end adjustment, all certified by the Company's principal financial officer or the Company's principal accounting officer as having been prepared in accordance with generally accepted accounting principles applied on a consistent basis; provided, however, that in lieu thereof the Company can furnish the Underwriter a copy of its Form 10-Q for the applicable fiscal period as filed with the Commission, (iii) as soon as available, each report furnished to or filed with the Commission or any securities exchange (including The Nasdaq Stock Market) and each report, statement or financial statement furnished to the Company's shareholders generally and (iv) as soon as available, such other material as the Underwriter may from time to time reasonably request regarding the condition (financial or other) and operations of the Company and its subsidiaries provided, however, that the Underwriter will maintain such information confidential to the extent it is not in the public domain.

                 (i) For a period through and including the quarter ended June 30, 1996, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to consult with the Company concerning the Company's financial statements for each of the first three quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-Q quarterly reports and the mailing of quarterly financial information to stockholders. The purpose of such consultation is to obtain the assistance and input of such accountants so that each of such financial statements will comply in all material respects with the applicable accounting requirements of the Exchange Act and the regulations promulgated thereunder and will be fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of then most recently audited financial statements of the Company. It is not the intended purpose of this provision that such accountant's audit or review such financial statement within the meaning of the AICPA's Statement on Auditing Standards or that such accountants issue any report to the Company or the Underwriter.

                 (j) For a period of ninety (90) days after the Effective Date, the Company shall not issue, directly or indirectly, any press release or other public announcement or hold any press conference other than in the promotion by the Company of its products in the ordinary course of its business and the reporting of its sales and operating results and financial condition, without the Underwriter's prior written consent, which consent shall not be unreasonably withheld or delayed.

                 (k) The Company shall deliver to the Underwriter a reasonable period prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed of the Registration Statement and shall not file any such amendment or supplement to which the Underwriter shall in good faith object after being furnished such copy.


                 (l) The Company shall not at any time take, directly or indirectly, any action designed to, or which will constitute or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Shares to facilitate the sale or resale of any of the Shares or the Company's Common Stock.


                 (m) For a period of 180 days after the Effective Date of the Registration Statement, the Company shall not, without the Underwriter's prior written consent, issue or sell, or contract to sell or otherwise dispose of (collectively, "Dispositions") any of its equity securities or debt convertible into equity securities (or announce the offering of any such securities), except (i) Dispositions of the Shares and the Underwriter's Warrant pursuant to this Agreement, (ii) Dispositions of stock options under the Company's stock option plan and shares of Common Stock on the exercise thereof, (iii) Dispositions of securities pursuant to the exercise of outstanding options, warrants and rights, and (iv) Dispositions of securities in connection with a merger, consolidation reorganization, exchange offer, acquisition or similar transaction.


                 (n) The Company shall apply the net proceeds from the Offering received by it in a manner consistent with the application described in "Use of Proceeds" in the Prospectus.

                 (o) Counsel for the Company, the Company's accountants, and the officers and directors of the Company shall, respectively, furnish the opinions, the letters and the certificates referred to in the subsections of
Section 8 hereof, and, in the event that the Company shall file any amendment to the Registration Statement relating to the offering of the Shares or any amendment or supplement to the Prospectus relating to the offering of the Shares subsequent to the Effective Date of the Registration Statement, such counsel, such accountants, such officers and directors shall, at the time of the Closing or Option Closing respectively, furnish to the Underwriter such opinions, letters and certificates, each dated the date of its delivery, of the same nature as the opinions, the letters and the certificates referred to in said Section 8, respectively, as the Underwriter may reasonably request, or, if any such opinion or letter or certificate cannot be furnished by reason of the fact that such counsel or such accountants or any such officer or director believes that the same would be inaccurate, such counsel or such accountants or such officer or director shall furnish an accurate opinion or letter or certificate with respect to the same subject matter.


                 (p) The Company will comply with all of the provisions of all undertakings contained in the Registration Statement.


                 (q) The Company will reserve and keep available for issuance that maximum number of its authorized but unissued Shares which are issuable upon exercise of the Underwriter's Warrants outstanding from time to time; provided, however, that notwithstanding the foregoing, the Company shall only be required to comply with this provision after the number of authorized shares of the Company's Common Stock is increased to at least 35,000,000. The Company hereby covenants and agrees that it will promptly undertake to use its best efforts to effectuate an increase in such authorized shares including by retaining the services of a proxy solicitation firm reasonably acceptable to the Underwriter and the Company, and through its Board of Directors, shall recommend to its stockholders approval of all amendments to the Company's certificate of incorporation necessary to increase the Company's authorized Common Stock to at least 35,000,000 shares.

                 (r) The Underwriter shall have the right to designate a nominee to the Company's Board of Directors or an advisor thereto to sit on or advise said Board for a period of three years from the Effective Date and the Company will recommend and use its best efforts to elect such a nominee, provided that such right to designate a nominee to the Company's Board of Directors or an advisor shall be satisfied to the extent of a similar designation pursuant to that certain Underwriting Agreement, dated June 18, 1992 (the "1992 Underwriting Agreement"), until such right under the aforesaid Underwriting Agreement has terminated (it being specifically agreed and acknowledged that the Underwriter's right to designate a nominee or advisor shall only be operative after the similar right under the 1992 Underwriting Agreement has terminated so that only one such nominee or advisor shall be designated at any time pursuant to this Agreement and the 1992 Underwriting Agreement). If the Underwriter's designee is not elected to the board or if the Underwriter chooses not to designate a nominee subject to the foregoing proviso, the Underwriter shall have the right to designate one non-voting advisor to, in the Underwriter's discretion, attend meetings of the Board for a period of three years from the Effective Date. The Underwriter's nominee to the Board, if elected to the Board, shall be appointed to the Company's Compensation Committee. Such designee shall receive no more or less compensation than is paid to other non-management directors of the Company and shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings, including, but not limited to food, lodging and transportation. Any designee of the Underwriter who has not been elected a director but attends meetings as a non- voting advisor, shall be required to execute a confidentiality agreement at the request of and reasonably satisfactory to the Company.

                 (s) Commencing on the Effective Date, the Company shall have entered into a the consulting agreement (the "Consulting Agreement") with the Underwriter, substantially in the form filed as an exhibit to the Registration Statement. On the Closing Date, the Company shall execute and deliver to the Underwriter the Underwriter's Warrant Agreement and related certificates substantially in the form filed as an exhibit to the Registration Statement.

                 (t) The Company shall effect and use its best efforts to maintain the inclusion of the Shares for quotation through The Nasdaq Stock Market (unless the Company is acquired or the Shares are listed for regular trading activity on either the New York Stock Exchange or American Stock Exchange) for at least five years from the date of this Agreement.

                 (u) The Company shall use its best efforts to register for listing in Standard and Poors Corporation Reports as soon as permitted by Standard and Poors Corporation and shall use its best efforts to have the Company continued to be included in such publications for at least one year thereafter.

                 (v) No person who is currently an executive officer or director of the Company shall, without the Underwriter's prior written consent, sell or otherwise dispose of, directly or indirectly, any shares of the Common Stock of the Company (or any securities convertible into, exercisable, exchangeable for Common Stock) owned by such person on the date of this Agreement or hereafter acquired for a period of 180 days from the Effective Date; provided, however, that gifts to family members and sales or dispositions or conversions, exercises or exchanges in connection with a merger, consolidation, reorganization, exchange offer, acquisition or similar transaction or exercises of options granted under the Company's stock option plan shall not require any such consent. The Company has and will cause each of its executive officers and directors (the "Insiders") to deliver to the Underwriter, on or before the date of this Agreement, an agreement to this effect, in form and substance reasonably satisfactory to you and to counsel for the Underwriter. The Company agrees not to file a new registration statement on Form S-8 or to increase the number of Shares of Common Stock registered pursuant to the Company's existing Form S-8, during the twenty-four months following the Effective Date without prior written approval of the Underwriter, except to cover an aggregate of 3,250,000 shares underlying options.

                 (w)  [Intentionally Blank]

                 (x) The Company agrees that no options or warrants shall be granted after the Effective Date below the fair market value of the Shares for a period of two years from the Effective Date without the Underwriter's prior written consent provided that such consent will not be required for the granting of options or warrants below fair market value by the Company in connection with mergers, acquisitions, consolidations, combinations, joint ventures, strategic alliances and other business associations and similar transactions and arrangements. For purposes hereof "fair market value" shall be determined in accordance with the terms of the Company's stock option plan, as amended.

                 (y) The Company agrees not to increase or authorize an increase in the compensation of its executive officers without the approval of the Compensation Committee of the Board of Directors for a period of three years from the Effective Date. For a period of three years from the Effective Date the Company will not terminate or amend the terms or provisions of any existing employment agreement entered into with an executive officer if such termination or amendment would result in an increase in the amount of compensation of or the number of options granted to or the vesting arrangement of such options of such executive officer, except with the prior written consent of the Underwriter which consent shall not be unreasonably withheld.


                 (z) The Company will comply with all registration, filing and reporting requirements of the Exchange Act that may from time to time be applicable to the Company. The Company shall use its best efforts to maintain the registration of its Common Stock under the provisions of Section 12 of the Exchange Act for a period of at least five (5) years from the Effective Date unless such Common Stock is no longer outstanding.


                 (aa) For a period of eighteen months from the Effective Date, the Company shall not without the Underwriter's prior written consent, directly or indirectly, enter into sale of its assets, any merger, consolidation, exchange offer or other business combination for which it is not the surviving company or recommend in favor of a tender offer for Shares of the Company's Common Stock, if the consideration to be received in any such transaction by a holder of Common Stock (other than the Goldberg Group as defined in the Registration Statement) Prospectus in exchange for shares of the Company's Common Stock is less than the public offering price per Share pursuant to this Offering.


                 (bb) The Company shall retain a transfer agent for the Common Stock reasonably acceptable to the Underwriter for a period of not less than five (5) years following the Effective Date. It is hereby agreed that the Company's current transfer agent, The Trust Company of New Jersey is acceptable.


                 (cc) As promptly as practicable after the Closing Date, the Company will prepare, at its own expense, not less than four hard cover "bound volumes" relating to the offering, and will distribute such volumes to the individuals designated by the Underwriter or counsel for the Underwriter.

         4.      Purchase, Sale and Delivery of the Firm Shares; Closing Date.
(a) On the basis of the warranties, representations and agreements of the Company herein, and subject to the satisfaction of the terms and conditions of this Agreement, the Company agrees to sell to the Underwriter, and the Underwriter, agrees to purchase from the Company 4,550,000 Firm Shares at a price of $________ per Share (the "Public Offering Price") less an underwriting discount of nine percent (9%) of the offering price for each Share ($.____________). The Underwriter may allow a concession not exceeding $__________ per Share to Selected Dealers who are members of the National Association of Securities Dealers, Inc. ("NASD"), and to certain foreign dealers, and such dealers may reallow to NASD members and to certain foreign dealers a concession not exceeding $___ per Share.

                 (b) Delivery of the certificates for the Firm Shares and payment therefor shall be made at 10:00 A.M., New York City time on the Closing Date, as hereinafter defined, at the offices of the Underwriter or such other location as may be agreed upon by the Underwriter and the Company. Delivery of certificates for the Firm Shares (in definitive form and registered in such names and in such denominations as the Underwriter shall request by written notice to the Company delivered at least three business days prior to the Closing Date), shall be made to the Underwriter for its account against payment of the purchase price therefor by certified or official bank check or checks payable in New York Clearing House funds or similar next day funds, or by wire transfer of same day funds less an adjustment for the one-day cost of such funds, payable to the order of the Company. The Company will make such certificates available for inspection at least one full business day prior to the Closing Date at such place as the Underwriter shall designate.


                 (c)  The "Closing Date" shall be              1995, or such
other date not later than the tenth business day following the Effective Date of the Registration Statement as the Underwriter shall determine and advise the Company by at least two full business days' notice.

                 (d) The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Shares by the Company to the Underwriter shall be borne by the Company. The Company will pay and hold the Underwriter, and any subsequent holder of the Shares, harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to the Underwriter of the Shares.


         5.      Purchase and Delivery of Option Shares; Option Closing Date.
(a) The Company agrees to sell to the Underwriter, and upon the basis of the representations, warranties and agreements of the Company herein contained, and subject to the satisfaction of all the terms and conditions of this Agreement, the Underwriter shall have the option (the "Option) to purchase from the Company all or part of up to 682,500 Option Shares at the same price per Share as the Underwriter shall pay for the Firm Shares. Option Shares may be purchased solely for the purpose of covering over- allotments made in connection with the distribution and sale of the Firm Shares.

                 (b) The Option to purchase on one occasion all or part of the Option Shares is exercisable by the Underwriter at any time before the expiration of a period of thirty (30) business days from the Effective Date of the Registration Statement (the "Option Period") by written notice to the Company setting forth the number of Option Shares for which the Option is being exercised, the name or names in which the certificates for such Option Shares are to be registered and the denominations of such certificates. Upon exercise of the Option, the Company shall sell to the Underwriter the aggregate number of Option Shares specified in the notice exercising such option.


                 (c) Delivery of the Option Shares with respect to which the Option shall have been exercised and payment therefor shall be made at 10:00 A.M., New York City time on the Option Closing Date, as hereafter defined, at the offices of the Underwriter or at such other locations as may be agreed upon by the Underwriter and the Company. Delivery of certificates for Option Shares shall be made to the Underwriter for its account against payment of the purchase price therefor by certified or official bank check or check in New York Clearing House Funds or similar next day funds, or by wire transfer of same day funds less an adjustment for the one-day cost of funds, payable to the order of the Company. The Company will make the certificates for Option Shares to be purchased at the Option Closing Date available for inspection at least one full business day prior to such Option Closing Date at such place as the Underwriter shall designate.


                 (d) The "Option Closing Date" shall be the date not later than five business days after the end of the Option Period as you shall determine and advise the Company by not less than three full business days' notice, unless some other time is agreed upon between the Underwriter and the Company.

                 (e) The obligation of the Underwriter to purchase and pay for Option Shares following exercise of the Option on the Option Closing Date shall be subject to compliance as of such date with all the conditions specified in
Section 8 herein and the delivery to the Underwriter of opinions, certificates and letters, each dated such Option Closing Date, substantially similar in scope to those specified in Section 8 herein.

                 (f) The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Option Shares by the Company to the Underwriter shall be borne by the Company. The Company will pay and hold the Underwriter, and any subsequent holder of Option Shares, harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to the Underwriter of the Option Shares.

         6. Offering by Underwriter. It is understood and acknowledged by the Company that the Underwriter proposes to offer the Shares for sale to the public upon the terms set forth in the Prospectus.


         7. Payment of Expenses. (a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated (except if such termination results from a material breach by the Underwriter), the Company agrees with the Underwriter that the Company will pay or cause to be paid and bear all costs, fees, taxes and expenses incident to and in connection with: (i) the issuance, offer, sale and delivery of the Shares, including all expenses and fees incident to the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement (including all exhibits thereto), each Preliminary Prospectus, the Prospectus, and amendments and post-effective amendments thereof and supplements thereto, and this Agreement and related documents, Preliminary and Final Blue Sky Memoranda, including the cost of preparing and printing all copies thereof to be printed by a financial printer selected by the Company and reasonably acceptable to the Underwriter in quantities deemed necessary by the Underwriter; (ii) preparing and printing a one-quarter page "Tombstone" advertisement in the Wall Street Journal; (iii) the printing, engraving, issuance and delivery of the Shares, Underwriter's Warrants and the securities underlying the Underwriter's Warrants, including any transfer or other taxes payable thereon in connection with the original issuance thereof; (iv) the qualification of the Shares under the state or foreign securities or "Blue Sky" laws by Underwriter's counsel and for NASD approval, all the fees and disbursements of which shall be paid by the Company to such counsel, with $10,000 having been paid such counsel upon initial filing of the Registration Statement and another $10,000.00 being paid upon the effectiveness of the Registration Statement and the remaining amounts to be paid at the Closing; (v) fees and disbursements of counsel and accountants for the Company; (vi) the filing fees payable to the Commission and the National Association of Securities Dealers, Inc. ("NASD"); (vii) any other expenses incurred on behalf of and approved in advance by the Company; (viii) any listing fees or continued listing fees of the Common Stock on The Nasdaq Stock Market; and (viii) reasonable travel expenses of the Underwriter and the Underwriter's counsel to visit the Company's facilities.

                 (b) In addition to the expenses to be paid and borne by the Company referred to in Section 7(a) above, the Company shall reimburse the Underwriter on the Closing Date and Option Closing Date, as applicable, for expenses incurred by the Underwriter for which the Underwriter need not make an accounting of, in the amount of 3% of the gross proceeds (Public Offering Price per Share multiplied by the number of Shares purchased by the Underwriter hereunder) of the Offering (including the number of Option Shares purchased by the Underwriter pursuant to the exercise of the Option). This 3% non-accountable expense allowance shall cover the fees of the Underwriter's legal counsel, but shall not include any expenses for which the Company is responsible under Section 7(a) above, including the reasonable fees and disbursements of the Underwriter's legal counsel with respect to NASD filing, qualification and Blue Sky matters. As of the date hereof, $10,000 has been advanced by the Company to the Underwriter with respect to such non-accountable expense allowance.

                 (c) If the Shares are not sold to the Underwriter as a result of a material breach hereunder by the Company, or in the event that the Company (through no material breach of the Underwriter) does not or cannot, for any reason whatsoever, expeditiously proceed with the Offering, or if any of the representations, warranties or covenants of the Company contained in this Agreement are not materially correct or cannot be complied with in all material respects by the Company resulting in the Underwriter's termination of this Agreement prior to the Closing or the Company does not commence or continue with the Offering any time hereafter or terminates the proposed transaction prior to the Closing Date, the Company shall reimburse the Underwriter on an accountable basis for all out-of-pocket expenses actually incurred in connection with the Offering, this Agreement and all of the transactions hereby contemplated, including, without limitation, the legal fees and expenses, by the Underwriter's counsel. Such reimbursement shall be in addition to any other rights the Underwriter may have hereunder or under law.


         8. Conditions of Underwriter's Obligations. The obligations of the Underwriter to consummate the transactions contemplated by this Agreement and to purchase and pay for the Firm Shares and Option Shares, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of the Closing Date (for purposes of this Section 8, "Closing Date" shall refer to the Closing Date for the Firm Shares and the Option Closing Date, if any, for the Option Shares), the accuracy of the statements of the Company and its officers and directors made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder and under each certificate, opinion and document contemplated hereunder and to the following additional conditions:


                 (a) The Registration Statement shall have become effective not later than 5:00 p.m., New York City time, on the date of this Agreement, or at such later date and time as shall be consented to in writing by the Underwriter; and, on or prior to the Closing Date, no Stop Order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or the qualification or registration of the Shares under the securities laws of any jurisdiction shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the Underwriter's knowledge or the knowledge of the Company, shall be threatened or contemplated by the Commission or any such authorities of any jurisdiction and any request on the part of the Commission or any such authorities for additional information shall have been complied with to the reasonable satisfaction of the Commission or such authorities and counsel to the Underwriter and after the date hereof no amendment or supplement shall have been filed to the Registration Statement or Prospectus without your prior consent.


                 (b) The Registration Statement or the Prospectus or any amendment thereof or supplement thereto shall not contain an untrue statement of a fact which is material, or omit to state a fact which is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


                 (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus there shall be no litigation or other proceeding instituted against the Company, any of its subsidiaries or any of its officers or directors and there shall be no proceeding instituted or, to the Company's knowledge, threatened against the Company or any of its officers or directors before or by any federal, state or county commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding could have a material adverse effect on the Company and its subsidiaries or their business, business prospects or properties taken as a whole, or have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries taken as a whole.

                 (d) Each of the representations and warranties of the Company contained in this Agreement and in each certificate and document contemplated under this Agreement to be delivered to the Underwriter shall be true and correct in all material respects at the Closing Date as if made at the Closing Date, and all covenants and agreements contained in this Agreement and in each such certificate and document to be performed on the part of the Company, and all conditions contained herein and in each such certificate and document to be fulfilled or complied with by the Company at or prior to the Closing Date, shall be fulfilled or complied with in all material respects.


                 (e) At the Closing Date, the Underwriter shall have received the opinion of Rubin Baum Levin Constant Friedman & Bilzin, counsel to the Company, dated such Closing Date, addressed to the Underwriter and in form and substance satisfactory to counsel to the Underwriter, to the effect that:


                 (i) The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the power and authority (corporate or other) to own or lease and operate its properties and to conduct its business as described in the Registration Statement and to the best of its knowledge has all material governmental licenses, permits, certifications, consents, registrations, approvals franchises necessary to carry on its business in all material respects as described in the Registration Statement. The Company and each of its subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification or licensing is necessary except where the failure to be so qualified or licensed would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

                 (ii) The Company has the requisite power and authority (corporate or other) to execute, deliver and perform the Underwriting Agreement, the Consulting Agreement, and the Underwriter's Warrants (together the "Transaction Documents") and to consummate the transactions contemplated thereby except that on the date hereof the Company does not have the authorized and unissued shares of Common Stock (taking into account the Shares) to be able to issue any of the Shares of Common Stock underlying the Underwriter's Warrants. The execution, delivery and performance of the Transaction Documents, the consummation by the Company of the transactions therein contemplated and the compliance by the Company with the terms thereof have been duly authorized by all necessary action on the part of the Company, and each of the Transaction Documents, has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies and except that enforceability of the indemnification provisions and the contribution provisions set forth in the Underwriting Agreement may be limited by the federal securities laws or public policy underlying such laws;

                 (iii) The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions therein contemplated do not, and will not, with or without the giving of notice or the lapse of time, or both, (A) result in a violation of the certificate of incorporation or by-laws of the Company, (B) result in a breach of, or conflict with, any terms or provisions of or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, note, contract, commitment or other material agreement or instrument (including any thereof filed as on Exhibit to the Registration Statement) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties or assets are or may be bound or affected; (C) violate or conflict with any existing applicable law, rule or regulation or judgment, order or decree known to us of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or business; or (D) our knowledge, have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any of its subsidiaries to own or lease and operate their properties and to conduct its business or the ability of the Company or any of its subsidiaries to make use thereof;


                 (iv) No authorization, approval, consent, order, registration, license or permit of any court or governmental agency or body (other than (A) those that have been obtained under the Act, and (B) applicable state securities or blue sky laws) is required for the valid authorization, issuance, sale and delivery of the Firm Shares, the Option Shares, or the Underwriter's Warrants, or the consummation of the transactions contemplated by the Transaction Documents except that the Company's shareholders must approve an increase in the authorized shares of the Company in order for there to be sufficient authorized shares to be issued upon exercise of the Underwriter's Warrants;

                 (v)  The Registration Statement was declared effective under
the Act on                 , 1995 and to the best of our knowledge, no stop
order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending, threatened or contemplated by the Commission and all filings required by Rule 424(b) and Rule 430 of the Regulations have been made;


                 (vi) The Registration Statement and the Prospectus, as of the Effective Date (except for the financial statements and other financial data included therein or omitted therefrom, as to which we express no opinion), comply as to form in all material respects with the requirements of the Act and Regulations;

                 (vii) The description in the Registration Statement and the Prospectus of statutes, regulations, contracts and other documents have been reviewed by us, and, based upon such review, are accurate in all material respects and present fairly the information required to be discussed, and there are no material statues, or regulations, or to the best of our knowledge, material contracts or documents, of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not so described or filed as required. To the best of our knowledge, none of the material provisions of the contracts or instruments described above violates any existing applicable law, rule or regulation or judgment, order or decree known to us of any United States governmental agency or court having jurisdiction over the Company, it subsidiaries or any of their assets or businesses;


                 (viii) The authorized and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus. To our knowledge all of the Company's outstanding shares of Common Stock, have been duly authorized and validly issued and are fully paid an nonassessable with no personal liability attaching to the ownership thereof. To our knowledge none of the outstanding shares of Common Stock has been issued in violation of the preemptive rights of any shareholder of the Company. The Common Stock conforms to the description thereof contained in the Registration Statement and Prospectus. Except as disclosed in the Prospectus, to such counsels knowledge after due inquiry, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments to issue any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. To the best of our knowledge, except as set forth in the Prospectus no holder of any of the Company's securities has rights that have not been waived to the registration (whether as "demand," "piggyback" or otherwise) of shares of Common Stock or other securities, because of the filing of the Registration Statement by the Company or the Offering.


                 (ix) To the best of our knowledge after due inquiry all of the issued and outstanding capital stock of the Company's subsidiaries have been duly and validly issued and are fully paid and nonassessable and was not issued in violation of preemptive rights and is owned directly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction or transfer, voting trust, shareholders agreement or defect of title other than the security interest therein held by Sun Bank/Miami National Association. To such counsel's knowledge, the subsidiaries have no outstanding options, warrants or other purchase rights, or any other claims respecting issuances of additional securities of each such subsidiary;


                 (x) The issuance and sale of the Firm Shares and the Option Shares have been duly and validly authorized and, when issued and paid for pursuant to the Underwriting Agreement, will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. Neither the Firm Shares, nor the Option Shares are subject to preemptive rights of any stockholder of the Company. The certificates representing the securities are in proper legal form under Delaware law;

                 (xi) The Underwriter will acquire good title to the Firm Shares, free and clear of all liens, encumbrances, equities, security interests and claims, provided that the Underwriter is a bona fide purchaser as defined in Section 8-302 of the Uniform Commercial Code;


                 (xii) Assuming that the Underwriter exercises the Option to purchase the Option Shares and makes payment therefor in accordance with the terms of the Underwriting Agreement, upon delivery of the Option Shares to the Underwriter thereunder, the Underwriter will acquire good title to the Option Shares, free and clear of any liens, encumbrances, equities, security interests and claims, provided that the Underwriter is a bona fide purchaser as defined in Section 8-302 of the Uniform Commercial Code;

                 (xiii) To the best of our knowledge after due inquiry, there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any governmental agency, court or tribunal, foreign or domestic, or before any private arbitration tribunal, pending or threatened against the Company or any of its subsidiaries, or involving their properties or business, other than as described in the Prospectus, such description being accurate, and other than litigation incident to the business conducted by the Company which, individually and in the aggregate, is not material to the Company and its subsidiaries taken as a whole, and, to our knowledge except as otherwise disclosed in the Prospectus and the Registration Statement, the Company and its subsidiaries are not in violation of any applicable federal and state laws, statutes and regulations concerning its business;

                 (xiv) To the best of our knowledge, the Company has not infringed and is not infringing with the rights of others with respect to its intangible or intellectual property rights;

and, to the best of our knowledge, except as otherwise disclosed in the Prospectus, neither the Company nor its subsidiaries has received any notice of conflict with the asserted rights of others with respect to its intangible or intellectual property rights which might, alone or in the aggregate, materially adversely affect the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole;

                 (xv) The Shares to be sold pursuant to the Underwriting Agreement are duly authorized and designated for inclusion on The Nasdaq Stock Market, subject only to official notice of issuance;

                 (xvi) The statements in the Prospectus, and under items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, accurately and fairly present the information called for with respect to such legal matters, documents and proceedings;

                 (xvii) The Company is not in violation of its certificate of incorporation or by-laws. To the knowledge of such counsel the Company is not in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture or other material agreement to which the Company is a party or which it is bound; and


                 (xviii) The Company is not any "investment company" as such term is defined in the Investment Company Act of 1940, as amended.


         In addition, such counsel shall state that they have participated in reviews and discussions and conferences with officers and other representatives of the Company and its accountants and other persons in connection with the preparation of the Registration Statement and the Prospectus, and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as otherwise set forth in the opinion), in the course of such reviews and discussions and such other investigation as they deemed necessary, no facts came to our attention which lead us to believe that (A) the Registration Statement (except as to the financial statements and other financial data contained therein, as to which they need not express an opinion), on the Effective Date, contained any untrue statement or omitted to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, or (B) the Prospectus (except as to the financial statements and other financial data contained therein, as to which they need not express an opinion) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


         In rendering such opinion such counsel may rely (A) as to matters of law other than Florida, Delaware and Federal law, to the extent they deem such reliance proper and to the effect specified in such opinion, if at all, upon the opinion of local counsel of good standing who they believe are reliable and who are satisfactory to counsel for the Underwriter and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the

Company and public officials. Copies of all such opinions and certificates shall be furnished to counsel to the Underwriter on the Closing Date. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion the Underwriter, you and they are justified in relying thereon.


                 (f)  Prior to the Closing Date:


                 (i) There shall have been no material adverse change in the condition or prospects or the business activities financial or otherwise, of the Company or its subsidiaries, other than as contemplated in the Registration Statement, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus;


                 (ii) There shall have been no transaction, outside the ordinary course of business, entered into by the Company or any of its subsidiaries from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus which is material to the Company and its subsidiaries taken as a whole, which is either
(x) required to be disclosed in the Prospectus or Registration Statement and is not so disclosed, or (y) likely to have material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole;

                 (iii) The Company shall not be in default under its Credit Agreement or under any material provision of any instrument relating to any outstanding indebtedness;

                 (iv) No material amount of the assets of the Company and its subsidiaries taken as a whole shall have been pledged, mortgaged or otherwise encumbered, except as set forth in the Registration Statement and Prospectus;


                 (v) No action, suit or proceeding, at law or in equity, shall have been pending or to its knowledge threatened against the Company or any of its subsidiaries or affecting any of its properties or businesses before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding could materially and adversely affect the business, operations, prospects or financial condition or income of the Company and its subsidiaries, taken as a whole, except as set forth in the Registration Statement and Prospectus; and

                 (vi) No Stop Order shall have been issued under the Act and no proceedings therefor shall have been initiated or, to the Company's knowledge, threatened by the Commission;


                 (g) Concurrently with the execution and delivery of this Agreement and at the Closing Date, there shall be furnished to the Underwriter a certificate of the Company signed by the Chief Executive Officer and principal financial officer of the Company, dated as of the date of its delivery, to the effect that (i) the conditions set forth in subparagraph (f) above have been satisfied (ii) as of the Closing Date, the representations and warranties of the Company set forth in Section 2 herein and the statements in the Registration Statement and Prospectus were and are true and correct in all material respects, (iii) as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto has been duly performed in all material respects; (iv) no Stop Order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or to their knowledge threatened; and (v) the signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments or supplements thereto, and such documents do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein not misleading. Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the statements made therein.


                 (h) At the time this Agreement is executed, and at the Closing Date, the Underwriter shall have received a letter, addressed to it and in form and substance satisfactory in all respects (including the nonmaterial nature of the changes or decreases, if any, referred to in clause (iii) below) to the Underwriter and counsel for the Underwriter, from LL&C dated as of the date of this Agreement and as of the Closing Date:


                 (i) Confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Act and applicable regulations thereunder and the response to Item 10 of Form S-1 as set forth in the Registration Statement is correct as it relates to them;


                 (ii) Stating that in their opinion the audited financial statements and schedules of the Company included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations thereunder with respect to registration statements on Form S-1;


                 (iii) Stating that with respect to the period from January 1, 1995 to a specified date (the "Specified Date") not earlier than five days prior to the date of such letter, they have read such interim unaudited financial data of the Company and its subsidiaries for the period from January 1, 1995 through the Specified Date as is available on the date of such letter, read the minutes of the stockholders and board of directors of the Company for the period from January 1, 1995 through the Specified Date and made inquiries of officers of the Company responsible for financial and accounting matters as to whether (A) at the Specified Date there was any change in the capital stock or long-term liabilities of the Company or any decrease in the net current assets or net assets of the Company as compared with the amounts shown on the December 31, 1994 balance sheet filed with and as part of the Prospectus, or
(B) for the period from January 1, 1995 to the Specified Date, there were any increases or decreases, as compared with the corresponding period in the preceding year, in the total or per share amounts of net income, and further stating that while such procedures and inquiries do not constitute an examination made in accordance with generally accepted auditing standards, nothing came to their attention which caused them to believe that there was any such change other than as disclosed or contemplated by the Prospectus or, if any such change has occurred, fully explaining the nature of such change and its effect on the financial position of the Company;

                 (iv) Stating that they have carried out certain specified procedures (specifically set forth in such letter or letters) as specified by the Underwriter not constituting an audit, with respect to certain tables, statistics and other financial data and specific dollar amounts, numbers of shares, percentages and other financial information in the Prospectus specified by the Underwriter and compared them with, either the audited financial statements filed with and as a part of the Prospectus and covered by their report included therein, or other financial data, specified by the Underwriter, not included in the Prospectus but from which information in the Prospectus is derived, and which have been obtained directly from the general accounting records of the Company or indirectly from such accounting records by analysis or computation, and having compared such tables, statistics and other financial data with such audited financial statements or the accounting records of the Company, as the case may be, stating that they have found such tables, statistics and other financial data to agree therewith; and

                 (v) Stating such other matters incident to the transaction contemplated hereby as the Underwriter may reasonably request.


                 (i) All proceedings taken in connection with the authorization, issuance or sale of the Shares of Common Stock and the Underwriter's Warrants (other than the authorization of the shares underlying the Underwriter's Warrants) as herein contemplated shall be satisfactory in form and substance to the Underwriter and to counsel to the Underwriter, and the Underwriter shall have received from such counsel an opinion, dated as the Closing Date with respect to such of these proceedings as it may reasonably require.


                 (j) The Company shall have furnished to the Underwriter such certificates, additional to these specifically mentioned herein, as the Underwriter may have reasonably requested in a timely manner as to the accuracy and completeness, at the Closing Date, of any statement in the Registration Statement or the Prospectus, as to the accuracy, at the Closing Date, of the representations and warranties of the Company herein and in each certificate and document contemplated under this Agreement to be delivered to the Underwriter, as to the performance by the Company of its obligations hereunder and under each such certificate and document or as to the fulfillment of the conditions concurrent and precedent to the Underwriter obligations hereunder.

                 (k) The obligation of the Underwriter to purchase Option Shares hereunder after it has exercised the Option is subject to the accuracy of the representations and warranties of the Company contained herein on and as of the Option Closing Date and to the satisfaction on and as of the Option Closing Date of the conditions set forth herein.

                 (l) On the Closing Date there shall have been duly tendered to the Underwriter for its account the appropriate number of shares of Common Stock and the Underwriter's Warrants.

                 (m) The NASD, upon review of the terms of the public offering of the Firm Shares and the Option Shares shall not have objected to the Underwriter's participation in such offering.

                 (n) The Underwriter shall have received from each person who is a director or officer of the Company an agreement to the effect that such person will not, directly or indirectly, without the Underwriter's prior written consent, offer, sell, offer or agree to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock (or any securities convertible into, exercisable or exchangeable for shares of Common Stock) for a period ending 180 days after the effective date of the Registration Statement provided that such persons may make gifts of such securities to members of their immediate family without such consent to the extent the transferee agrees in writing to be bound by the provisions of such agreement and may otherwise make Dispositions as set forth in Section 3(m) hereof.

         If any of the conditions specified in this Section shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Underwriter or to Underwriter's Counsel pursuant to this Section 8 shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and to the Underwriter's Counsel, all obligations of the Underwriter hereunder may be cancelled at, or at any time prior to, each Closing Date, by the Underwriter. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing. Any such cancellation shall be without liability of the Underwriter to the Company or any stockholder, officer, director, employee or creditor of the Company.



         9.   Indemnification and Contribution.


                 (a) The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers and agents of the Underwriter and each person, if any, who controls the Underwriter (a "controlling person") within the meaning of either Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, liabilities, claims, damages, actions and expenses or liability, whatsoever as incurred (including but not limited to legal fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which it or such controlling persons may become subject under the Act, the Exchange Act or under any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Preliminary Prospectus or the Prospectus (as from time to time amended and supplemented) or in any post-effective amendment or amendments or any new registration statement and prospectus in which is included the shares issued or issuable upon exercise of the Underwriter's Warrant, or in any application or other document or written communication ("application") executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Shares or Underwriter's Warrants (including the Shares issuable upon exercise of the Underwriter's Warrants) under the securities laws thereof or filed with the Commission or any securities exchange; (ii) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made) or (iii) any breach by the Company of any of the representations, warranties and covenants contained in Sections 2 and

3 of this Agreement, unless such statement or omission was made in reliance upon or in conformity with information furnished to the Company as provided in
Section 2(c) hereof with respect to the Underwriter by or on behalf of the Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in an application, as the case may be. Notwithstanding the foregoing, the Company shall have no liability under this Section 9(a) if any such untrue statement or omission made in a Preliminary Prospectus is cured in the Prospectus and the Underwriter failed to deliver to the person or persons alleging the liability upon which indemnification is being sought, at or prior to the written confirmation of such sale, a copy of the Prospectus. This indemnity will be in addition to any liability which the Company may otherwise have.

                 (b) The Underwriter agrees to indemnify and hold harmless the Company and each of the officers and directors of the Company who have signed the Registration Statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter in Section 9(a), but only insofar as such losses, liabilities, claims, expenses and damages arise out of are based upon any untrue statement or alleged untrue statement of any material fact contained in or any omission or alleged omission to state a material fact required to be stated in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereof or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent made solely in reliance upon, and in conformity with, information furnished to the Company by the Underwriter as provided in Section 2(c) hereof expressly for use in the preparation of such Preliminary Prospectus, the Registration Statement or Prospectus; provided, however, that in no case shall the Underwriter be liable or responsible for any amount in excess of the Underwriting discount applicable to the Shares purchased by the Underwriter hereunder. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. Notwithstanding the foregoing, the Underwriter shall have no liability under this Section 9(b) if any such untrue statement or omission made in a Preliminary Prospectus is cured in the Prospectus, and the Prospectus is delivered to the person or persons alleging the liability upon which indemnification is being sought.


                 (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure to so notify an indemnifying party shall not relieve it from any liability which it may have under this Section unless and only to the extent that such failures materially and adversely prejudices such indemnifying party). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party.
Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to be in charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld. Each indemnified party shall promptly notify the Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers or directors or controlling persons in connection with the issue and sale of the Shares or Underwriter's Warrants or in connection with the Registration Statement or Prospectus.

                 (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriter agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Underwriter may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Underwriter, on the other hand, from the offering of the Shares; provided, however, that in no case shall the Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriter and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls the Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                 (e) Any party entitled to contribution will, promptly after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, if a claim for contribution in respect thereof is made against another party (the "contributing party"), notify the contributing party of the commencement thereof, but the omission so to notify the contributing party will not relieve it from any liability it may have to any other party from whom contribution may be sought from any obligation it or they may have except and only to the extent that such failure materially and adversely prejudices such party. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or his or its representative of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party; provided, however, that such consent was not unreasonably withheld. The indemnification and contribution provisions contained in this Section 9 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

         10. Survival of Representations, Warranties and Agreements. The respective indemnity and contribution agreements by the Underwriter and the Company contained in Section 9 hereof, and the covenants, representations and warranties of the parties set forth in this Agreement, shall remain operative and in full force and effect regardless of (i) any investigation made by the Underwriter or on its behalf or by or on behalf of any person who controls the Underwriter, or by the Company or any controlling person of the Company or any director or any officer of the Company; or (ii) acceptance of any of the Shares and payment therefor. The representations contained in Section 2 and the agreements contained in Sections 7, 8 and 9 hereof shall survive the termination of this Agreement.

         11. Effective Date of This Agreement; Termination. (a) This Agreement shall become effective at 10:00 A.M., New York time, on the day on which you and the Company receive notification that the Registration Statement became effective.


                 (b) This Agreement may be terminated by the Underwriter by notifying the Company at any time on or before the Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Underwriter's opinion will in the immediate future materially disrupt, the securities markets; or (ii) if trading in the Company's Common Stock shall have been suspended by the Commission or the NASDAQ or trading in securities generally on the New York Stock Exchange, the American Stock Exchange, or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the New York or American Stock Exchange or the over-the-counter market by the NASD or NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or (iii) if a banking moratorium has been declared by state or federal authorities or if any new restriction adversely affecting the distribution of the Shares shall have become effective; or (iv) if the Company shall have sustained a loss material or substantial to the Company and its subsidiaries taken as a whole by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Underwriter's opinion, make it inadvisable to proceed with the delivery of the Shares; or (v) if there shall have been a material adverse change in the conditions of the market for the Company's securities or the securities market in general, as in the Underwriter's reasonable judgment would make it inadvisable to proceed with the offering, sale and delivery of the Shares; or (vi) if there shall have been a material adverse change in the financial or securities markets, particularly in the over-the-counter market, in the United States having occurred since the date of this Agreement; or (vii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgement of the Underwriter, impracticable or inadvisable to proceed with the Offering or the delivery of Shares as contemplated by the Prospectus.


                 (c) If the Underwriter elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 11, the Company shall be notified promptly by the Underwriter by telephone or facsimile, confirmed in writing by letter.




         Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 7 and 9 hereof shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.


         12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Underwriter, shall be personally delivered or sent by nationally recognized overnight courier or by certified mail, postage prepaid with return receipt requested to Lew Lieberbaum & Co., Inc., 600 Old Country Road, Garden City, New York 11530, Attention: Leonard A. Neuhaus, with a copy to Richard A. Lippe, Esq. Meltzer, Lippe, Goldstein, Wolf, Schlissel & Sazer, P.C., 190 Willis Avenue, Mineola, New York and, if sent to the Company, shall personally delivered or sent by nationally recognized overnight courier or by certified mail, postage prepaid, with return receipt requested to the Company at 16115 Northwest 52nd Avenue, Miami, Florida 3014, Attention: Bruce M. Goldberg, with a copy to Alan D. Axelrod, Esq., Rubin Baum Levin Constant Friedman & Bilzin, 2500 First Union Financial Center, Miami, Florida 33131.


         13. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriter, the Company and the controlling persons, directors and officers referred to in Section 9 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

         14. Construction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the choice of law principles thereof and shall supersede any agreement or understanding, oral or in writing, express or implied, between the Company and the Underwriter relating to the sale of any of the Shares.


         15. Jurisdiction and Venue. The Company, and the Underwriter hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern or Eastern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Underwriter hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum and also hereby irrevocably waive any right or claim to trial by jury in connection with any such action, proceeding or claim. Any such process or summons to be served upon any of the Company or the Underwriter (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to such other party at the address set forth in Section 12 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim.


         16. Prevailing Party. In the event of any litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach or interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees, and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the court to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered. Further, in the event of any default by a party under this Agreement, such defaulting party shall pay all the expenses and attorneys' fees incurred by the other party in connection with such default, whether or not any litigation is commenced.

         17. Specific Performance. The parties acknowledge and agree that irreparable damage would occur in the event that certain of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of such provisions and to enforce specifically such terms and provisions, this being in addition to any other remedy to which they may be entitled at law or in equity.

         18. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect. Furtherance, in lieu of any such invalid or unenforceable term or provision, the parties intend that there shall be added as part of this Agreement, a provision as similar in terms to such invalid or unenforceable provision as may be possible and valid and enforceable.

         19. Counterparts. This Agreement may be executed in any number of counterparts. All counterparts shall constitute one and the same instrument and it shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.


         If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this Underwriting Agreement shall constitute a binding agreement between us.



                                        Very truly yours,

                                        ALL AMERICAN SEMICONDUCTOR, INC.

                                        By:
                                           -------------------------------
                                           Name:
                                           Title:



Accepted and agreed as of the date first above written:

LEW LIEBERBAUM & CO., INC.


By:
   ------------------------------------------
   Leonard A. Neuhaus
   Chief Financial Officer and
   Chief Operating Officer